PIC INVESTMENT TRUST

                   Amended and Restated Distribution Agreement


     Agreement made as of March 31, 1999, between PIC Investment Trust, a registered investment company (the "Trust") and First Fund Distributors, Inc. (the "Distributor").

                                   WITNESSETH

     WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"), as a diversified, open-end, management investment company and it is in the interest of the Trust to offer its shares for sale continuously;

     WHEREAS, the shares of beneficial interest of the Trust are divided into separate series or funds (each such existing or future fund is hereinafter referred to as a "Fund"), each of which is, or will be, established by resolution of the Trustees of the Trust, and the Trustees may from time to time terminate any such Fund;

     WHEREAS, the Distributor is a broker-dealer registered under the Securities Exchange Act of 1934, as amended, and a member in good standing of the National Association of Securities Dealers, Inc. ("NASD") and is engaged in the business of selling shares of registered investment companies either directly or through other broker-dealers;

     WHEREAS, the Trust and the Distributor wish to enter into an agreement with each other, with respect to the continuous offering of the shares of the Trust and each Fund thereof from and after the date hereof in order to promote the growth of the Trust and facilitate the distribution of its shares.

     NOW, THEREFORE, the parties agree as follows:

Section 1.  Appointment of the Distributor

     The Trust hereby appoints the Distributor as the principal underwriter and distributor of the shares of the Trust to sell shares of each Fund to the public and the Distributor hereby accepts such appointment and agrees to act hereunder. The Trust hereby agrees during the term of this Agreement to sell shares of the Trust to the Distributor on the terms and conditions set forth below.

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Section 2.  Exclusive Nature of Duties

     The Distributor shall be the exclusive representative of the Trust to act as principal underwriter and distributor of the Trust's shares, except that:

     2.1 The exclusive rights granted to the Distributor to purchase shares from the Trust shall not apply to shares of the Trust issued in connection with the merger or consolidation of any other investment company or personal holding company with the Trust or the acquisition by purchase or otherwise of all (or substantially all) the assets or the outstanding shares of any such company by the Trust.

     2.2 Such exclusive rights shall not apply to shares issued by the Trust pursuant to reinvestment of dividends or capital gains distributions or through the exercise of any conversion feature or exchange privilege.

     2.3 Such exclusive rights shall not apply to shares issued by the Trust pursuant to any reinstatement privilege afforded redeeming shareholders.

Section 3.  Purchase of Shares from the Trust

     3.1 The Distributor shall have the right to buy from the Trust the shares needed, but not more than the shares needed (except for clerical errors in transmission) to fill unconditional orders for shares placed with the Distributor by investors or registered and qualified securities dealers and other financial institutions ("selected dealers"). The price which the Distributor shall pay for the shares so purchased from the Trust shall be the net asset value, determined as set forth in the Prospectus of each Fund. The term "Prospectus" shall mean the Prospectus and Statement of Additional Information for each Fund included as part of the Trust's Registration Statement, as such Prospectus and Statement of Additional Information may be amended or supplemented from time to time, and the term "Registration Statement" shall mean the Registration Statement filed by the Trust with the Securities and Exchange Commission (the "Commission") and effective under the Securities Act of 1933, as amended ("Securities Act"), and the Investment Company Act, as such Registration Statement is amended from time to time.

     3.2 The shares are to be resold by the Distributor or selected dealers, as described in Section 6.4 hereof, to investors at the offering price as set forth in the Prospectus.

     3.3 The Trust shall have the right to suspend the sale of its shares at times when redemption is suspended pursuant to the conditions in Section 4.3 hereof or at such other times as may be determined by the Trustees. The Trust shall also have the right to suspend the sale of its shares if a banking moratorium shall have been declared by federal or New York authorities.

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     3.4 The Trust, or any agent of the Trust designated in writing by the
Trust, shall be promptly advised of all purchase orders for shares received by the Distributor. Any order may be rejected by the Trust; provided, however, that the Trust will not arbitrarily or without reasonable cause refuse to accept or confirm orders for the purchase of shares. The Trust (or its agent) will confirm orders upon their receipt, will make appropriate book entries and upon receipt by the Trust (or its agent) of payment therefor, will deliver deposit receipts for such shares pursuant to the instructions of the Distributor. Payment shall be made to the Trust in New York Clearing House funds or federal funds. The Distributor agrees to cause such payment and such instructions to be delivered promptly to the Trust (or its agent).

Section 4.  Repurchase or Redemption of Shares by the Trust

     4.1 Any of the outstanding shares may be tendered for redemption at any time, and the Trust agrees to repurchase or redeem the shares so tendered in accordance with its Declaration of Trust, as amended from time to time, and in accordance with the applicable provisions of the Prospectus. The price to be paid to redeem or repurchase the shares shall be equal to the net asset value determined as set forth in the Prospectus. All payments by the Trust hereunder shall be made in the manner set forth in Section 4.2 below.

     4.2 The Trust shall pay the total amount of the redemption price as defined in the above paragraph pursuant to the instructions of the Distributor on or before the seventh calendar day subsequent to its having received the notice of redemption in proper form. The proceeds of any redemption of shares shall be paid by the Trust as follows: (i) in the case of shares subject to a contingent deferred sales charge ("CDSC"), any applicable CDSC shall be paid to, for the account of, or at the direction of, the Distributor, and the balance shall be paid to or for the account of the redeeming shareholder, in each case in accordance with applicable provisions of the Prospectus; and (ii) in the case of all other shares, proceeds shall be paid to or for the account of the redeeming shareholder, in each case in accordance with applicable provisions of the Prospectus.

     4.3 Redemption of shares or payment may be suspended at times when the New York Stock Exchange is closed for other than customary weekends and holidays, when trading on said Exchange is restricted, when an emergency exists as a result of which disposal by the Trust of securities owned by it is not reasonably practicable or it is not reasonably practicable for the Trust fairly to determine the value of its net assets, or during any other period when the Commission, by order, so permits.

Section 5.  Duties of the Trust

     5.1 Subject to the possible suspension of the sale of shares as provided herein, the Trust agrees to sell its shares so long as it has shares available.

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     5.2 The Trust shall furnish the Distributor copies of all information, financial statements and other papers which the Distributor may reasonably request for use in connection with the distribution of shares, and this shall include one certified copy, upon request by the Distributor, of all financial statements prepared for the Trust by independent public accountants. The Trust shall make available to the Distributor such number of copies of its Prospectus and annual and interim reports as the Distributor shall reasonably request.

     5.3 The Trust shall take, from time to time, but subject to the necessary approval of the Trustees and the shareholders, all necessary action to fix the number of authorized shares and such steps as may be necessary to register the same under the Securities Act, to the end that there will be available for sale such number of shares as the Distributor reasonably may expect to sell. The Trust agrees to file from time to time such amendments, reports and other documents as may be necessary in order that there will be no untrue statement of a material fact in the Registration Statement, or necessary in order that there will be no omission to state a material fact in the Registration Statement which omission would make the statements therein misleading.

     5.4 The Trust shall use its best efforts to make such filings or shall be required to qualify and maintain the qualification of any of its shares for sale under the securities laws of such states as the Distributor and the Trust may jointly agree upon; provided that the Trust shall not be required to amend its Declaration of Trust or By-Laws to comply with the laws of any state, to maintain an office in any state, to change the terms of the offering of its shares in any state from the terms set forth in its Registration Statement, to qualify as a foreign corporation in any state or to consent to service of process in any state other than with respect to claims arising out of the offering of its shares. Any such qualification may be withheld, terminated or withdrawn by the Trust at any time in its discretion. As provided in Section 9 hereof, the expense of qualification and maintenance of qualification shall be borne by the Trust. The Distributor shall furnish such information and other material relating to its affairs and activities as may be required by the Trust in connection with such qualifications.

Section  6.  Duties of the Distributor

     6.1 The Distributor shall devote reasonable time and effort to effect sales of shares of the Trust, but shall not be obligated to sell any specific number of shares. Sales of the shares shall be on the terms described in the Prospectus. The Distributor may enter into like arrangements with other investment companies.

     6.2 In selling the shares, the Distributor shall use its best efforts in all respects duly to conform with the requirements of all federal and state laws relating to the sale of such securities. Neither the Distributor nor any selected dealer nor any other person is authorized by the Trust to give any information or to make any representations, other than those contained in the

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Registration Statement or Prospectus and any sales literature approved by appropriate officers of the Trust.

     6.3 The Distributor shall adopt and follow procedures for the confirmation of sales to investors and selected dealers, the collection of amounts payable by investors and selected dealers on such sales and the cancellation of unsettled transactions, as may be necessary to comply with the requirements of the NASD.

     6.4 The Distributor shall have the right to enter into selected dealer agreements with registered and qualified securities dealers and other financial institutions of its choice for the sale of shares, provided that the Trust shall approve the forms of such agreements. Within the United States, the Distributor shall offer and sell shares only to such selected dealers as are members in good standing of the NASD. Shares sold to selected dealers shall be for resale by such dealers only at the offering price determined as set forth in the Prospectus.

     6.5 In performance its duties hereunder, the Distributor shall be an independent contractor and neither the Distributor, nor any of its officers, directors, employees, or representatives is or shall be an employee of the Trust in the performance of the Distributor's duties hereunder. The Distributor shall be responsible for its own conduct and the employment, control, and conduct of its agents and employees and for injury to such agents or employees or to others through its agents or employees. The Distributor assumes full responsibility for its agents and employees under applicable statutes and agrees to pay all employee taxes thereunder.

Section 7.  Payments to the Distributor

     7.1 With respect to classes and/or series of shares which impose a front-end sales charge, the Distributor shall receive and may retain any portion of any front-end sales charge which is imposed on such sales and not reallocated to selected dealers as set forth in the Prospectus, subject to the limitations of the Conduct Rules of the NASD. Payment of these amounts to the Distributor is not contingent upon the adoption or continuation of any Plan of Distribution pursuant to Rule 12b-1 under the Investment Company Act ( a "Plan").

     7.2 With respect to classes and/or series of shares subject to a CDSC (the "CDSC shares"), the Distributor shall receive and may retain its Allocable Portion (as hereinafter defined) of any CDSC which is imposed on such sales as set forth in the Prospectus, subject to the limitations of the Conduct Rules of the NASD. Payment of these amounts to the Distributor is not contingent upon the adoption or continuation of any Plan.

Section 8.  Payment of the Distributor Under Any Plan

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     8.1 If a Fund has a Plan that provides for payments to the Distributor then the Trust shall pay to the Distributor as compensation for services under any Plan adopted by the Fund and this Agreement (without double counting) a distribution fee (the "Distribution Fee") with respect to the Trust's shares as described in each respective Fund's Plan and this Agreement.

          With respect to CDSC shares, in consideration of the Distributor's services as principal distributor of the CDSC shares pursuant to this Agreement and each applicable Fund's Plan, the Trust agrees to pay to, for the account of, or at the direction of, the Distributor its Allocable Portion of the Distribution Fee which shall accrue daily at the rate of 0.75% per annum of the average daily net assets attributable to CDSC shares of any applicable Fund, and be payable monthly.

     8.2 So long as a Plan or any amendment thereto is in effect, the Distributor shall inform the Trustees of the commissions with respect to the Plan to be paid by the Distributor to account executives of the Distributor and to broker-dealers and financial institutions which have dealer agreements with the Distributor. So long as a Plan (or any amendment thereto) is in effect, at the request of the Trustees or any agent or representative of the Fund, the Distributor shall provide such additional information as may reasonably be requested concerning the activities of the Distributor hereunder and the costs incurred in performing such activities with respect to the relevant class and/or series of shares.

Section 9.  Allocation of Expenses

     9.1 The Trust shall bear all costs and expenses of the continuous offering of its shares (except for those costs and expenses born by the Distributor or another party pursuant to any Plan and subject to the requirements of Rule 12b-1 under the Investment Company Act), including fees and disbursements of its counsel and auditors, in connection with the preparation and filing of any required Registration Statements and/or Prospectuses under the Investment Company Act or the Securities Act, and all amendments and supplements thereto, and preparing and mailing annual and periodic reports and proxy materials to shareholders (including but not limited to the expense of setting in type any such Registration Statements, Prospectuses, annual or periodic reports or proxy materials). The Trust shall also bear the costs and expenses of qualification of the shares for sale, and, if necessary or advisable in connection therewith, of qualifying the Trust as a broker or dealer, in such states of the United States or other jurisdictions as shall be selected by the Trust and the Distributor pursuant to Section 5.4 hereof and the cost and expense payable to each such state for continuing qualification therein until the Trust decides to discontinue such qualification pursuant to Section 5.4 hereof. The Trust shall also bear the expenses it assumes pursuant to any Plan, so long as the Plan is in effect.

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Section 10. Indemnification

          (a) Indemnification of Trust. The Distributor agrees to indemnify and hold harmless the Trust and each of its present or former Trustees, officers, employees and representatives and each person, if any, who controls or previously controlled the Trust within the meaning of Section 15 of the Securities Act against any and all losses, liabilities, damages, claims or expenses (including the reasonable costs of investigating or defending any alleged loss, liability, damage, claims or expense and reasonable legal counsel fees incurred in connection therewith) to which the Trust or any such person may become subject under the Securities Act, under any other statute, at common law, or otherwise, arising out of the acquisition of any shares by any person which
(i) may be based upon any wrongful act by the Distributor or any of the Distributor's directors, officers, employees or representatives, or (ii) may be based upon any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement, Prospectus, shareholder report or other information covering shares filed or made public by the Trust or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon information furnished to the Trust by the Distributor. In no case
(i) is the Distributor's indemnity in favor of the Trust, or any person indemnified to be deemed to protect the Trust or such indemnified person against any liability to which the Trust or such person would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of his duties or by reason of his reckless disregard of his obligations and duties under this Agreement or (ii) is the Distributor to be liable under its indemnity agreement contained in this paragraph with respect to any claim made against the Trust or any person indemnified unless the Trust or such person, as the case may be, shall have notified the Distributor in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon the Trust or upon such person (or after the Trust or such person shall have received notice of such service on any designated agent). However, failure to notify the Distributor of any such claim shall not relieve the Distributor from any liability which the Distributor may have to the Trust or any person against whom such action is brought otherwise than on account of the Distributor's indemnity agreement contained in this paragraph.

          The Distributor shall be entitled to participate, at its own expense, in the defense, or, if the Distributor so elects, to assume the defense of any suit brought to enforce any such claim, but, if the Distributor elects to assume the defense, such defense shall be conducted by legal counsel chosen by the Distributor and satisfactory to the Trust or to the persons indemnified pursuant to the foregoing paragraph. In the event that the Distributor elects to assume the defense of any such suit and retain such legal counsel, the Trust or the persons indemnified pursuant to the foregoing paragraph shall bear the fees and expenses of any additional legal counsel retained by them. If the Distributor does not elect to assume the defense of any such suit, the Distributor will reimburse the Trust and the persons indemnified pursuant to the foregoing paragraph for the reasonable fees and expenses of any legal counsel retained by them. The Distributor agrees to promptly notify the Trust of the commencement of

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any litigation of proceedings against it or any of its officers, employees or representatives in connection with the issue or sale of any shares.

          (b) Indemnification of the Distributor. The Trust agrees to indemnify and hold harmless the Distributor and each of its present or former directors, officers, employees and representatives and each person, if any, who controls the Distributor within the meaning of Section 15 of the Securities Act against any and all losses, liabilities, damages, claims or expenses (including the reasonable costs of investigating or defending any alleged loss, liability, damage, claim or expense and reasonable legal counsel fees incurred in connection therewith) to which the Distributor or any such person may become subject under the Securities Act, under any other statute, at common law, or otherwise, arising out of the acquisition of any Shares by any person which (i) may be based upon any wrongful act by the Trust or any of the Trust's Trustees, officers, employees or representatives acting in such capacities, or (ii) may be based upon any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement, Prospectus, shareholder report or other information covering shares filed or made public by the Trust or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading unless such statement or omission was made in reliance upon information furnished to the Trust by the Distributor. In no case
(i) is the Trust's indemnity in favor of the Distributor, or any person indemnified to be deemed to protect the Distributor or such indemnified person against any liability to which the Distributor or such person would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of his duties or by reason of his reckless disregard of his obligations and duties under this Agreement, or (ii) is the Trust to be liable under its indemnity agreement contained in this paragraph with respect to any claim made against Distributor, or person indemnified unless the Distributor, or such person, as the case may be, shall have notified the Trust in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon the Distributor or upon such person (or after the Distributor or such person shall have received notice of such service on any designated agent). However, failure to notify the Trust of any such claim shall not relieve the Trust from any liability which the Trust may have to the Distributor or any person against whom such action is brought otherwise than on account of the Trust's indemnity agreement contained in this paragraph.

          The Trust shall be entitled to participate, at its own expense, in the defense or, if the Trust so elects, to assume the defense of any suit brought to enforce any such claim, but if the Trust elects to assume the defense, such defense shall be conducted by legal counsel chosen by the Trust and satisfactory to the Distributor or to the persons indemnified pursuant to the foregoing paragraph. In the event that the Trust elects to assume the defense of any such suit and retain such legal counsel, the Distributor or the persons indemnified pursuant to the foregoing paragraph shall bear the fees and expenses of any

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additional legal counsel retained by them. If the Trust does not elect to assume the defense of any such suit, the Trust will reimburse the Distributor and the persons indemnified pursuant to the foregoing paragraph for the reasonable fees and expenses of any legal counsel retained by them. The Trust agrees to promptly notify the Distributor of the commencement of any litigation or proceedings against it or any of its directors, officers, employees or representatives in connection with the issue or sale of any shares.

Section 11.   Duration and Termination of this Agreement

     11.1 This Agreement shall become effective as of the date first above written and shall remain in force for two years from the date hereof and thereafter, but only so long as such continuance is specifically approved at least annually by (a) the Trustees of the Trust, or by the vote of a majority of the outstanding voting securities of each relevant Fund, and (b) concurrently with such approval by the Trustees or prior to such approval by the holders of the outstanding voting securities of each relevant Fund, as the case may be, by the vote of a majority of those Trustees who are not interested persons, as defined in the Act, of the Trust and who have no direct or indirect financial interest in the operation of any relevant Fund's Plan, any agreement related to such Plan or this Agreement ("Qualified Trustees"), cast in person at a meeting called for the purpose of voting upon such approval. The Distributor shall furnish to the Trust, promptly upon its request, such information as may reasonably be necessary to evaluate the terms of this Agreement or any extension, renewal or amendment hereof.

     11.2 This Agreement may be terminated at any time with respect to any and/or all of the Funds, without the payment of any penalty, by a majority of the Qualified Trustees or by vote of a majority of the outstanding voting securities of each relevant Fund, or by the Distributor, on not more than sixty
(60) days' nor less than thirty (30) days' prior written notice to the other party; provided that, in the case of termination by a Fund, such action shall have been authorized by resolution of a majority of the Qualified Trustees or by vote of a majority of the outstanding voting securities of the relevant Fund. This Agreement shall automatically terminate in the event of its assignment.

Section 12.  Amendments to this Agreement

     This Agreement may be amended by the parties only if such amendment is specifically approved by (a) the Trustees of the Trust, or by the vote of a majority of the outstanding voting securities of each relevant Fund, and (b) by the vote of a majority of the Qualified Trustees cast in person at a meeting called for the purpose of voting on such amendment.

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Section  13.  Governing Law

     The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of California as at the time in effect and the applicable provisions of the Investment Company Act. To the extent that the applicable law of the State of California, or any of the provisions herein, conflict with the applicable provisions of the Investment Company Act, the latter shall control.

Section 14.  Liabilities of the Trust

     The Trust is a series trust and all debts, liabilities, obligations and expenses of a particular Fund shall be enforceable only against the assets of that Fund and not against the assets of any other Fund or of the Trust as a whole. Neither the Trustees, officers, agents or shareholders of the Trust assume any personal liability for obligations entered into on behalf of the Trust (or a Fund thereof).

Section 15. Miscellaneous

     The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

     This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     Nothing herein contained shall be deemed to require the Trust to take any action contrary to its Declaration of Trust or By-Laws, or any applicable statutory or regulatory requirement to which it is subject or by which it is bound, or to relieve or deprive the Board of Trustees of the Trust of responsibility for and control of the conduct of the affairs of the Trust.

     This Agreement, together with Schedule A, is intended by the parties as a final expression of their agreement and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein; provided that each of the provisions set forth in clauses (I) through (V) of the second paragraph of
Section 2 of the Plan (as in effect on the date hereof) relating to CDSC shares of each applicable Fund, together with the related definitions, are hereby incorporated into Section 8 hereof by reference with the same force and effect as if set forth herein in their entirety.

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Section  16.  Definition of Terms

     Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the Investment Company Act shall be resolved by reference to such term or provision of the Investment Company Act and to interpretations thereof, if any, by the United States courts or, in the absence of any controlling decision of any such court, by rules, regulations or orders of the Commission validly issued pursuant to the Investment Company Act. Specifically, the terms "vote of a majority of the outstanding voting securities," "interested persons," "assignment," and "affiliated person," as used in Section 11 hereof, shall have the meanings assigned to them by Section 2(a) of the Investment Company Act. In addition, where the effect of a requirement of the Investment Company Act reflected in any provision of this Agreement is modified by a rule, regulation or order of the Commission, whether of special or of general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year above written.

                                           FIRST FUND DISTRIBUTORS, INC.

                                           By: /s/Steven J. Paggioli
                                              ----------------------------
                                           Name: Steven J. Paggioli
                                           Title: Vice President


                                           PIC INVESTMENT TRUST

                                           By: /s/ Douglass B. Allen
                                              ----------------------------
                                           Name: Douglass B. Allen
                                           Title: President

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                                   SCHEDULE A
                                     TO THE
                   AMENDED AND RESTATED DISTRIBUTION AGREEMENT

                              ALLOCATION PROCEDURES

     The following relates solely to CDSC shares.

     The Distributor's Allocable Portion of Distribution Fees and CDSCs in respect of CDSC shares shall be 100% until such time as the Distributor shall cease to serve as exclusive distributor of CDSC shares; thereafter collections which constitute CDSCs, and Distribution Fees relating to CDSC shares shall be allocated among the Distributor and any successor distributor ("Successor Distributor") in accordance with this Schedule A.

     Defined terms used in this Schedule A and not otherwise defined herein shall have the meanings assigned to them in the Amended and Restated Distribution Agreement (the "Distribution Agreement"), of which this Schedule A is a part. As used herein the following terms shall have the meanings indicated:

     "Commission Share" means each CDSC share, which is issued under circumstances which would normally give rise to an obligation of the holder of such share to pay a CDSC upon redemption of such share (including, without limitation, any CDSC share issued in connection with a permitted free exchange) and any such share shall continue to be a Commission Share of the applicable Fund prior to the redemption (including a redemption in connection with a permitted free exchange) or conversion of such share, even though the obligation to pay the CDSC may have expired or conditions for waivers thereof may exist.

     "Date of Original Issuance" means in respect of any Commission Share, the date with reference to which the amount of the CDSC payable on redemption thereof, if any, is computed.

     "Free Share" means, in respect of a Fund, each CDSC share of the Fund, other than a Commission Share (including, without limitation, any CDSC share issued in connection with the reinvestment of dividends or capital gains).

     "Inception Date" means in respect of a Fund, the first date on which the Fund issued shares.

     "Net Asset Value" means the net asset value determined as set forth in the Prospectus of each Fund.

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     "Omnibus Share" means, in respect of a Fund, a Commission Share or Free
Share sold by one of the selling agents listed on Exhibit I. If, subsequent to the Successor Distributor becoming exclusive distributor of the CDSC shares, the Distributor reasonably determines that the transfer agent is able to track all Commission Shares and Free Shares sold by any of the selling agents listed on
Exhibit I in the same manner as Commission Shares and Free Shares are currently tracked in respect of selling agents not listed on Exhibit I, then Exhibit I shall be amended to delete such selling agent from Exhibit I so that Commission Shares and Free Shares sold by such selling agent will no longer be treated as Omnibus Shares.

PART I: ATTRIBUTION OF CDSC SHARES

     CDSC shares which are outstanding from time to time, shall be attributed to the Distributor and each Successor Distributor in accordance with the following rules;

     (1) Commission Shares other than Omnibus Shares:

     (a) Commission Shares which are not Omnibus Shares ("Non-Omnibus Commission Shares") attributed to the Distributor shall be those Non-Omnibus Commission Shares the date of Original Issuance of which occurred on or after the Inception Date of the applicable Fund and on or prior to the date the Distributor ceased to be exclusive distributor of CDSC shares of the Fund.

     (b) Non-Omnibus Commission Shares attributable to each Successor Distributor shall be those Non-Omnibus Commission Shares the Date of Original Issuance of which occurs after the date such Successor Distributor became the exclusive distributor of CDSC shares of the Fund and on or prior to the date such Successor Distributor ceased to be the exclusive distributor of CDSC shares of the Fund.

     (c) A Non-Omnibus Commission Share of a Fund issued in consideration of the investment of proceeds of the redemption of a Non-Omnibus Commission Share of another Fund (the "Redeeming Fund") in connection with a permitted free exchange, is deemed to have a Date of Original Issuance identical to the Date of Original Issuance of the Non-Omnibus Commission Share of the Redeeming Fund and any such Commission Share will be attributed to the Distributor or Successor Distributor based upon such Date of Original Issuance in accordance with rules
(a) and (b) above.

     (2) Free Shares:

     Free Shares which are not Omnibus Shares ("Non-Omnibus Free Shares") of a Fund outstanding on any date shall be attributed to the Distributor or a Successor Distributor, as the case may be, in the same proportion that the Non-Omnibus Commission Shares of a Fund outstanding on such date are attributed to each on such date; provided that if the Distributor reasonably determines that the transfer agent is able to produce monthly reports which track the Date of Original Issuance for such Non-Omnibus Free Shares, then such Free Shares shall be allocated pursuant to clause 1(a), (b) and (c) above.

     (3) Omnibus Shares:

     Omnibus Shares of a Fund outstanding on any date shall be attributed to the Distributor or a Successor Distributor, as the case may be, in the same proportion that the Non-Omnibus Commission Shares of the applicable Fund outstanding on such date are attributed to it on such date; provided that if the Distributor reasonably determines that the transfer agent is able to produce monthly reports which track the Date of Original Issuance for the Omnibus Shares, then the Omnibus Shares shall be allocated pursuant to clause 1(a), (b) and (c) above.

PART II: ALLOCATION OF CDSCs

     (1) CDSCs Related to the Redemption of Non-Omnibus Commission Shares:

     CDSCs in respect of the redemption of Non-Omnibus Commission Shares shall be allocated to the Distributor or a Successor Distributor depending upon whether the related redeemed Commission Share is attributable to the Distributor or such Successor Distributor, as the case may be, in accordance with Part I above.

     (2) CDSCs Related to the Redemption of Omnibus Shares:

     CDSCs in respect of the redemption of Omnibus Shares shall be allocated to the Distributor or a Successor Distributor in the same proportion that CDSCs related to the redemption of Commission Shares are allocated to each thereof; provided, that if the Distributor reasonably determines that the transfer agent is able to produce monthly reports which track the Date of Original Issuance for the Omnibus Shares, then the CDSCs in respect of the redemption of Omnibus Shares shall be allocated among the Distributor and any Successor Distributor depending on whether the related redeemed Omnibus Share is attributable to the Distributor or a Successor Distributor, as the case may be, in accordance with
Part I above.

PART III: ALLOCATION OF DISTRIBUTION FEE

     Assuming that the Distribution Fee remains constant over time so that Part IV hereof does not become operative:

     (1) The portion of the aggregate Distribution Fee accrued in respect of all CDSC shares of a Fund during any calendar month allocable to the Distributor or a Successor Distributor is determined by multiplying the total of such Distribution Fee by the following fraction:

                                (A + C)/2
                                (B + D)/2

where:

A= The aggregate Net Asset Value of all CDSC shares of a Fund attributed to the Distributor or such Successor Distributor, as the case may be, and outstanding at the beginning of such calendar month

B= The aggregate Net Asset Value of all CDSC shares of a Fund at the beginning of such calendar month

C= The aggregate Net Asset Value of all CDSC shares of a Fund attributed to the Distributor or such Successor Distributor, as the case may be, and outstanding at the end of such calendar month

D= The aggregate Net Asset Value of all CDSC shares of a Fund at the end of such calendar month

     (2) If the Distributor reasonably determines that the transfer agent is able to produce automated monthly reports which allocate the average Net Asset Value of the Commission Shares (or all CDSC shares if available) of a Fund among the Distributor and any Successor Distributor in a manner consistent with the methodology detailed in Part I and Part III(1) above, the portion of the Distribution Fee accrued in respect of all such CDSC shares of a Fund during a particular calendar month will be allocated to the Distributor or a Successor Distributor by multiplying the total of such Distribution Fee by the following fraction:

                              (A)/(B)

where:

A= Average Net Asset Value of all such CDSC shares of a Fund for such calendar month attributed to the Distributor or a Successor Distributor, as the case may be

B= Total average Net Asset Value of all such CDSC shares of a Fund for such calendar month

PART IV: ADJUSTMENT OF THE DISTRIBUTOR'S ALLOCABLE PORTION AND EACH SUCCESSOR DISTRIBUTOR'S ALLOCABLE PORTION

     The parties to the Distribution Agreement recognize that, if the terms of any distributor's contract, any distribution plan, any prospectus, the conduct rules or any other applicable law change, which change disproportionately reduces, in a manner inconsistent with the intent of this Distribution Agreement, the amount of the Distributor's Allocable Portion or any Successor Distributor's Allocable Portion had no such change occurred, the definitions of the Distributor's Allocable Portion and/or the Successor Distributor's Allocable Portion in respect of the CDSC shares relating to a Fund shall be adjusted by agreement among the relevant parties provided, however, if the Distributor, the Successor Distributors and the Company cannot agree within thirty (30) days after the date of any such change in applicable laws or in any distributor's contract, distribution plan, prospectus or the conduct rules, they shall submit the question to arbitration in accordance with the commercial arbitration rules of the American Arbitration Association and the decision reached by the arbitrator shall be final and binding on each of them.

                                    EXHIBIT I
                                  To Schedule A


                                 Selling Agents






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